Exhibit 99.1

Cytek Biosciences Reports Fourth Quarter and Full Year 2024 Financial Results

and Provides 2025 Outlook

FREMONT, Calif., February 27, 2025 (GLOBE NEWSWIRE) — Cytek® Biosciences, Inc. (“Cytek Biosciences” or “Cytek”) (Nasdaq: CTKB), a leading cell analysis solutions company, today reported financial results for the fourth quarter and year ended December 31, 2024.

Recent Highlights

•	Total revenue was $200.5 million, or $201.3 million on a non-GAAP constant currency basis, for the full year 2024, representing 3.9% and 3.9% increases, respectively, over the full year 2023

•	Expanded total Cytek installed base to 3,034 instruments, with 667 total instruments placed during the full year 2024

•	Net loss in the year ended December 31, 2024 was $6.0 million compared to net loss of $12.1 million in the year ended December 31, 2023

•

Total adjusted EBITDA was $22.4 million for the full year of 2024, a gain of 77% over the full year 2023. Adjusted EBITDA excluding investment income was $14.4 million for the full year 2024 compared to $5.2 million for the full year 2023, a gain of 128%

•	Opened a new manufacturing facility in Singapore to access low-cost manufacturing, increase capacity and enhance global supply flexibility

•	Repurchased a total of 3,971,624 shares of common stock at an aggregate cost of approximately $21.6 million from June through year end 2024

•	Announced a stock repurchase program for up to an additional aggregate of $50 million in 2025

“I am pleased with our continued market penetration with our FSP™ technology, the increased number of instrument deployments and a substantial increase in adjusted EBITDA and positive cash flow generation in what continues to be a dynamic industry environment. Our full-year results reflect our team’s strong focus on execution of our growth strategy and the leadership, strength, and resilience of the Cytek platform,” said Dr. Wenbin Jiang, CEO of Cytek Biosciences. “Looking ahead, as we continue our path to further advance Cytek as a market leader in cell analysis, the durable foundation we have built provides us with confidence in our expectations and our long-term objective of delivering sustainable growth and profitability.”

Fourth Quarter 2024 Financial Results

Total revenue for the fourth quarter of 2024 was $57.5 million, a 1.3% decrease from the $58.2 million in the fourth quarter of 2023. On a non-GAAP constant currency basis, total revenue for the fourth quarter of 2024 was $58.6 million, an increase of 1.4% compared to the fourth quarter of 2023.

Gross profit was $33.7 million for the fourth quarter of 2024, an increase of 1.8% compared to a gross profit of $33.0 million in the fourth quarter of 2023. Gross margin was 59% in the fourth quarter of 2024 compared to 57% in the fourth quarter of 2023. Non-GAAP adjusted gross margin, after adjusting for stock-based compensation expense and amortization of acquisition-related intangibles, was 61% in the fourth quarter of 2024 compared to 59% in the fourth quarter of 2023.

Operating expenses were $30.7 million for the fourth quarter of 2024. This included a non-recurring, non-cash reduction of $2.6 million from an adjustment to a license and royalty settlement liability. Excluding this benefit, non-GAAP operating expenses were $33.2 million unchanged from $33.2 million in the fourth quarter of 2023.

Research and development expenses were $9.7 million for the fourth quarter of 2024 compared to $10.9 million for the fourth quarter of 2023.

Sales and marketing expenses were $11.9 million for the fourth quarter of 2024 compared to $11.6 million for the fourth quarter of 2023.

General and administrative expenses were $9.1 million for the fourth quarter of 2024. This included the $2.6 million non-recurring reduction mentioned above. Excluding this reduction, non-GAAP general and administrative expenses would have been $11.6 million compared to $10.8 million for the fourth quarter of 2023.

Income from operations in the fourth quarter of 2024 was $3.0 million, which included the $2.6 million non-recurring benefit described above. Excluding this benefit, non-GAAP income from operations would have been $0.4 million compared to a loss from operations of $0.1 million in the fourth quarter of 2023.

Net income in the fourth quarter of 2024 was $9.6 million. This included the $2.6 million non-recurring benefit described above and a $6.3 million non-recurring non-cash interest expense benefit related to the same adjustment for a total of $8.8 million non-recurring benefit. This contributed $6.7 million after tax to net income. Excluding these items, non-GAAP net income would have been $2.9 million, compared to net income of $5.5 million in the fourth quarter of 2023.

Adjusted EBITDA in the fourth quarter of 2024 was $12.5 million compared to $9.9 million in the fourth quarter of 2023, after adjusting for stock-based compensation expense, foreign currency exchange impacts acquisition-related expenses, and the non-recurring items described above. Excluding investment income, Adjusted EBITDA for the fourth quarter was $10.2 million compared to $8.0 million in the fourth quarter of 2023.

Full Year 2024 Financial Results

Total revenue for the year ended December 31, 2024 was $200.5 million, a 3.9% increase over the year ended December 31, 2023. On a non-GAAP constant currency basis, total revenue for the year ended December 31, 2024 was $201.3 million, a 3.9% increase over the year ended December 31, 2023.

Gross profit was $111.1 million for the year ended December 31, 2024, an increase of 1.5% compared to a gross profit of $109.4 million in the year ended December 31, 2023. Gross margin was 55% in the year ended December 31, 2024 compared to 57% in the year ended December 31, 2023. Non-GAAP adjusted gross margin in the year ended December 31, 2024 was 59% compared to 59% in the year ended December 31, 2023, after adjusting for stock-based compensation expense and amortization of acquisition-related intangibles.

Operating expenses were $131.6 million for the year ended December 31, 2024. This included a non-recurring non-cash reduction of $2.6 million from an adjustment to a license and royalty settlement liability. Excluding this benefit, non-GAAP operating expenses were $134.2 million, a 2.2% decrease from $137.3 million in the year ended December 31, 2023.

Research and development expenses were $39.4 million dollars for the year ended December 31, 2024, compared to $44.2 million dollars for the year ended December 31, 2023.

Sales and marketing expenses were $49.1 million dollars for the year ended December 31, 2024, compared to $49.1 million dollars for the year ended December 31, 2023.

General and administrative expenses were $43.1 million dollars for the year ended December 31, 2024. This included the $2.6 million non-recurring reduction mentioned above. Excluding this reduction, non-GAAP general and administrative expenses would have been $45.7 million compared to $44.0 million dollars for the year ended December 31, 2023.

Loss from operations in the year ended December 31, 2024 was $20.5 million, which included the $2.6 million non-recurring benefit mentioned above, compared to loss from operations of $27.8 million in the year ended December 31, 2023. Net loss in the year ended December 31, 2024 was $6.0 million. This included the $2.6 million non-recurring benefit described above and a $6.3 million non-recurring non-cash interest expense benefit related to the same adjustment for a total of $8.8 million non-recurring benefit. This contributed $6.7 million after tax to net income. Excluding these items, non-GAAP net loss would have been $12.7 million compared to net loss of $12.1 million in the year ended December 31, 2023.

Total adjusted EBITDA in the year ended December 31, 2024 was $22.4 million compared to $12.6 million in the year ended December 31, 2023, after adjusting for stock-based compensation expense, certain non-recurring expenses, foreign currency exchange impacts, and the non-recurring items described above. Adjusted EBITDA excluding investment income was $14.4 million for the full year 2024 compared to $5.2 million for the full year 2023.

Cash, cash equivalents, restricted cash and short-term investments in marketable securities were $277.9 million as of December 31, 2024. The primary utilization of cash throughout 2024 was the share repurchase program.

2025 Outlook

Cytek Biosciences expects total revenue for the year ended December 31, 2025 to be in the range of $204 million to $212 million, representing growth of 2% to 6% over the year ended December 31, 2024, assuming no change in currency exchange rates.

Webcast Information

Cytek will host a conference call to discuss its fourth quarter and year end 2024 financial results on Thursday, February 27, 2024, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. A webcast of the conference call can be accessed at investors.cytekbio.com.

About Cytek Biosciences

Cytek Biosciences (Nasdaq: CTKB) is a leading cell analysis solutions company advancing the next generation of cell analysis tools by delivering high-resolution, high-content, and high-sensitivity cell analysis utilizing its patented Full Spectrum Profiling™ (FSP™) technology. Cytek’s novel approach harnesses the power of information within the entire spectrum of a fluorescent signal to achieve a higher level of multiplexing with precision and sensitivity. Cytek’s platform includes: its core FSP instruments, the Cytek Aurora™ and Northern Lights™ systems and the Cytek Aurora CS cell sorter; the Cytek Orion™ reagent cocktail preparation system; the Enhanced Small Particle™ (ESP™) detection technology; the flow cytometer and imaging products under the Amnis® and Guava® brands; and reagents, software and service to provide a comprehensive and integrated suite of solutions for its customers. Cytek is headquartered in Fremont, California with offices and distribution channels across the globe. More information about the company and its products is available at www.cytekbio.com.

Cytek’s products are for research use only and not for use in diagnostic procedures (other than Cytek’s Northern Lights-CLC system and certain reagents, which are available for clinical use in China and the European Union).

Cytek, Full Spectrum Profiling, FSP, Cytek Aurora, Northern Lights, Cytek Orion, Enhanced Small Particle, ESP, Amnis and Guava are trademarks of Cytek Biosciences, Inc.

In addition to filings with the Securities and Exchange Commission (SEC), press releases, public conference calls and webcasts, Cytek uses its website (www.cytekbio.com), LinkedIn page and X (formerly Twitter) account as channels of distribution of information about its company, products, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Such information may be deemed material information and Cytek may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Cytek’s website, LinkedIn page, and X account in addition to following its SEC filings, news releases, public conference calls and webcasts.

Statement Regarding Use of Non-GAAP Financial Information

Cytek has presented certain financial information in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and also on a non-GAAP basis for the three-month period and full year period ended December 31, 2024 and December 31, 2023. Management believes that non-GAAP financial measures, including “Adjusted gross margin,” “Adjusted gross profit,” “Adjusted EBITDA,” “Adjusted EBITDA excluding investment income,” revenue on a “constant currency basis,” operating expenses (excluding the non-recurring benefit from an adjustment to a license and royalty settlement liability), general and administrative expenses (excluding the non-recurring benefit from an adjustment to a license and royalty settlement liability), income from operations (excluding the non-recurring benefit from an adjustment to a license and royalty settlement liability) and net income/loss from operations (excluding the after-tax contribution to net income from the non-recurring benefit from an adjustment to a license and royalty settlement liability) referenced above, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Cytek encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Forward-Looking Statements

This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, statements regarding Cytek’s growth strategy; Cytek’s market opportunities and positioning to serve a large and growing cell analysis market; the potential to deliver sustainable growth and profitability; Cytek’s future financial performance, including its outlook for fiscal year 2025 and expectations for 2025 total revenue; Cytek’s expectations of increased capacity and enhanced global supply flexibility following the opening of its Singapore manufacturing facility; and the impacts of new export controls and licensing requirements on Cytek’s business and industry. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management. These statements also deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements. Factors that could cause actual results to differ materially include global geopolitical, economic and market conditions; Cytek’s ability to evaluate its prospects for future viability and predict future performance; Cytek’s ability to accurately forecast customer demand and adoption of its products; Cytek’s ability to recognize the anticipated benefits of collaborations; Cytek’s dependence on certain sole and single source suppliers; competition; market acceptance of Cytek’s current and potential products; Cytek’s ability to manage the growth and complexity of its organization, maintain relationships with customers and suppliers and hire and retain key employees; Cytek’s ability to manage the impacts of recent and future export controls and licensing requirements, tariffs and NIH funding policies on its business; Cytek’s ability to manufacture its products in high-quality commercial quantities successfully and consistently to meet demand; Cytek’s ability to increase penetration in its existing markets and expand into adjacent markets; Cytek’s ability to secure additional distributors or maintain good relationships with its existing distributors; Cytek’s ability to successfully develop and introduce new products; Cytek’s ability to maintain, protect and enhance its intellectual property; Cytek’s ability to continue to stay in compliance with its material contractual obligations, applicable laws and regulations; and foreign currency exchange impacts. You should refer to the section entitled “Risk Factors” set forth in Cytek’s most recent Quarterly Report on Form 10-Q filed with the SEC on November 7, 2024, Cytek’s Annual Report on Form 10-K to be filed with the SEC on or about the date hereof and other filings Cytek makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Cytek’s forward-looking statements. Although Cytek believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. The forward-looking statements in this press release and the related conference call, webcast and presentation are based on information available to Cytek as of the date hereof, and Cytek disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Cytek’s views as of any date subsequent to the date of this press release. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

Media Contact:

Stephanie Olsen

Lages & Associates

(949) 453-8080

stephanie@lages.com

Investor Relations Contact:

Paul D. Goodson

Head of Investor Relations

pgoodson@cytekbio.com

Cytek Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$98,716	$167,299
Restricted cash	29	331
Marketable securities	179,145	95,111
Trade accounts receivable, net	60,588	55,928
Inventories	43,893	60,877
Prepaid expenses and other current assets	14,075	12,514

Total current assets	396,446	392,060
Deferred income tax assets, noncurrent	33,374	30,487
Property and equipment, net	17,962	18,405
Operating lease right-of-use assets	10,168	10,853
Goodwill	16,663	16,183
Intangible assets, net	20,128	23,084
Other noncurrent assets	4,759	3,385

Total assets	$499,500	$494,457

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$5,529	$3,032
Legal settlement liability, current	1,705	2,561
Accrued expenses	21,443	20,035
Other current liabilities	13,494	7,903
Deferred revenue, current	25,492	22,695

Total current liabilities	67,663	56,226
Legal settlement liability, noncurrent	9,036	16,477
Deferred revenue, noncurrent	16,098	15,132
Operating lease liability, noncurrent	7,552	9,479
Long term debt	1,050	1,648
Other noncurrent liabilities	2,364	2,431

Total liabilities	$103,763	$101,393

Stockholders’ equity:
Common stock, $0.001 par value; 1,000,000,000 authorized shares as of December 31, 2024 and December 31, 2023, respectively; 129,205,901 and 130,714,906 issued and outstanding shares as of December 31, 2024 and December 31, 2023, respectively.	129	131
Additional paid-in capital	430,791	423,386
Accumulated deficit	(35,199)	(29,178)
Accumulated other comprehensive gain (loss)	16	(1,275)
Total stockholders’ equity	395,737	393,064

Total liabilities and stockholders’ equity	$499,500	$494,457

Cytek Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(In thousands, except share and per share data)	2024	2023	2022
Revenue, net:
Product	$153,263	$156,717	$148,600
Service	47,190	36,298	15,436

Total revenue, net	200,453	193,015	164,036

Cost of sales:
Product	69,088	65,327	49,955
Service	20,259	18,262	13,107

Total cost of sales	89,347	83,589	63,062

Gross profit	111,106	109,426	100,974
Operating expenses:
Research and development	39,402	44,151	34,858
Sales and marketing	49,114	49,148	33,230
General and administrative	43,113	43,972	34,690

Total operating expenses	131,629	137,271	102,778

Loss from operations	(20,523)	(27,845)	(1,804)
Other income (expense):
Interest income (expense), net	5,239	(2,071)	(2,573)
Interest income	5,121	6,413	4,619
Other income, net	4,463	7,794	1,018

Total other income, net	14,823	12,136	3,064

(Loss) income before income taxes	(5,700)	(15,709)	1,260
Provision for (benefit from) income taxes	320	(3,561)	(1,224)

Net (loss) income	$(6,020)	$(12,148)	$2,484

Less: net loss allocated to noncontrolling interests	—	—	92

Net (loss) income attributable to common stockholders, basic and diluted	$(6,020)	$(12,148)	$2,576

Net (loss) income attributable to common stockholders per share, basic	$(0.05)	$(0.09)	$0.02

Net (loss) income attributable to common stockholders per share, diluted	$(0.05)	$(0.09)	$0.02

Weighted-average shares used in calculating net (loss) income per share, basic	130,611,330	135,283,044	134,510,831

Weighted-average shares used in calculating net (loss) income per share, diluted	130,611,330	135,283,044	138,562,111

Comprehensive (loss) income:
Net (loss) income	$(6,020)	$(12,148)	$2,484
Foreign currency translation adjustment, net of tax	1,193	(549)	(1,611)
Unrealized gain (loss) on marketable securities	97	(29)	17

Net comprehensive (loss) income	$(4,730)	$(12,726)	$890

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

	Three months ended
(In thousands)	December 31, 2024	December 31, 2023
GAAP Gross profit	$33,652	$33,048
Stock based compensation	1,139	824
Amortization of acquisition-related intangible assets	498	610

Non-GAAP Adjusted gross profit	$35,289	$34,482

GAAP Gross margin	59%	57%
Non-GAAP Adjusted gross margin	61%	59%
GAAP Net income	$9,643	$5,503
Depreciation and amortization	2,849	2,423
Provision for (benefit from) income taxes	680	(1,392)
Interest income	(913)	(1,447)
Interest (income) expense, net	(5,933)	393
Foreign currency exchange loss (gain)	1,764	(1,255)
License and royalty settlement adjustment	(2,561)	—
Stock based compensation	7,003	5,669
Acquisition related expenses	—	—

Non-GAAP Adjusted EBITDA	$12,532	$9,894
Investment income	(2,298)	(1,897)

Non-GAAP Adjusted EBITDA excluding investment income	$10,234	$7,997

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

	Twelve months ended
(In thousands)	December 31, 2024	December 31, 2023
GAAP Gross profit	$111,106	$109,426
Stock based compensation	4,438	3,213
Amortization of acquisition-related intangible assets	1,997	1,721

Non-GAAP Adjusted gross profit	$117,541	$114,360

GAAP Gross margin	55%	57%
Non-GAAP Adjusted gross margin	59%	59%
GAAP Net loss	$(6,020)	$(12,148)
Depreciation and amortization	10,595	9,230
Provision for (benefit from) income taxes	320	(3,561)
Interest income	(5,121)	(6,413)
Interest (income) expense, net	(5,240)	2,071
Foreign currency exchange loss (gain)	3,597	(108)
License and royalty settlement adjustment	(2,561)	—
Stock based compensation	26,848	22,048
Acquisition related expenses	—	1,512

Non-GAAP Adjusted EBITDA	$22,418	$12,631
Investment income	(8,016)	(7,420)

Non-GAAP Adjusted EBITDA excluding investment income	$14,402	$5,211

Revenue	Three months ended December 31, 2024	Three months ended December 31, 2023
	(unaudited)	(unaudited)
As reported	57,476	58,234
Non-GAAP constant currency	58,590	57,795

FX Impact [$]	1,114	(439)
FX Impact [%]	1.9%	(0.8)%

Revenue	Twelve months ended December 31, 2024	Twelve months ended December 31, 2023
	(unaudited)	(unaudited)
As reported	200,453	193,015
Non-GAAP constant currency	201,346	193,697

FX Impact [$]	893	682
FX Impact [%]	0.4%	0.4%